Exhibit 10.4

WARRANT

THIS WARRANT (“WARRANT”) TO PURCHASE SHARES IN THE CAPITAL OF BORQS TECHNOLOGIES, INC., A BRITISH VIRGIN ISLANDS COMPANY (THE “COMPANY”) IS ISSUED ON THE ISSUE DATE PURSUANT TO THE TERMS GOVERNING ISSUANCE OF A WARRANT UPON PREPAYMENT IN WHOLE OR IN PART OF THAT CONVERTIBLE SECURED PROMISSORY NOTE dated as of December 17, 2018 (the “note”), as such note is ISSUED PURSUANT TO THAT CERTAIN WAIVER AND MODIFICATION NO. 1 TO LOAND AND SECURITY AGREEMENT DATED DECEMBER 17, 2018 (such waiver and modification no, 1, collectively WITH SUCH LOAN AND SECURITY AGREEMENT, THE “LOAN aGREEMENT”), by and among THE COMPANY, ITS SUBSIDIARY, Borqs International Holding Corp (AS “GUARANTOR”), AND BORQS HOND KONG LIMITED, THE COMPANY’S INDIRECT SUBSIDIARY AND PRINCIPAL OBLIGOR (AS “bORROWER”) UNDER THE LOAN AGREEMENT.

Company:	Borqs Technologies, Inc., a British Virgin Islands company
Warrant Shares:	Ordinary Shares
Number of Shares:	Up to [●][1] shares, subject to adjustment
Exchange Price:	[$___ per Share, subject to adjustment
Issue Date:	____________, 20__[2]
Expiration Date:	December 17, 2023

The term “Holder” shall initially refer to Partners for Growth V, L.P., a Delaware limited partnership, which is the initial holder of this Warrant and shall further refer to any subsequent permitted holder of this Warrant from time to time.

The Company does hereby certify and agree that Holder that this Warrant is issued in consideration of each prepayment of the Note (as defined in the heading) in whole or in part Holder, or its permitted successors and assigns, hereby is entitled to Exchange or Exercise this Warrant in the Company for up to [●] ([●]) Ordinary Shares of the Company (the “Warrant Shares”). This Warrant is subject to adjustment as set forth in this Warrant. Capitalized terms used but not defined in this Warrant have their meanings as set forth in the Loan Agreement and the Note, whether or not the Loan Agreement is then in effect. When the term “convert” or “conversion” in relation to the Warrant is used herein, it includes an Exchange and an Exercise, each as defined in Section 1.3(a), below, as applicable.

Section 1. Term, Price and Exchange of Warrant.

1.1 Term of Warrant. This Warrant shall be convertible from the Issue Date until 5:00 p.m. U.S. Pacific Time on the Expiration Date set forth above (hereinafter referred to as the “Expiration Date”).

1.2 Exchange Price. The price per Share at which the Warrant Shares are issuable upon conversion of this Warrant shall be $4.79 per Warrant Share (the “Exchange Price”).

1 Dollar amount prepaid divided by the stated Conversion Price under the Note.

2 Date of any prepayment(s) of the Note.

1.3 Conversion of Warrant.

(a) This Warrant may be exercised, in whole or in part, upon surrender of this Warrant to the Company, together with the Election to Exchange or Exercise attached hereto as Exhibit A (the “Election”) duly completed and executed with “Exercise” selected as the mode of conversion, and upon payment to the Company of the Exercise Price for the number of Warrant Shares in respect of which this Warrant is then being exercised (an “Exercise”). In whole or in part in lieu of an Exercise, Holder may convert this Warrant on a cashless basis by so indicating in the Election and proceeding in accordance with the remainder of this Section 1.3 (an “Exchange”). In each above case, Holder shall surrender this Warrant to the Company at its then principal offices, together with the Election duly completed and executed.

(b) Upon an Exchange, Holder shall receive Warrant Shares such that, without the payment of any funds, Holder shall surrender this Warrant in exchange for the number of Warrant Shares equal to “X” (as defined below), computed using the following formula:

X =	Y * (A-B)
A

Where

	X	=	the number of Warrant Shares to be issued to Holder
	Y	=	the number of Warrant Shares to be converted under this Warrant
	A	=	the Fair Market Value of one Warrant Share
	B	=	the Exchange Price (as adjusted to the date of such calculations)
	*	=	multiplied by

(c) For purposes of calculating Fair Market Value for purposes of Exchanging this Warrant, the “Fair Market Value” of one Warrant Share shall be (i) if the Company’s securities become listed on an internationally-recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”), the average closing sale price reported on such exchange for such listed securities during the 90-trading day period immediately prior to the date Holder delivers its Election to the Company, or (ii) if the Company’s securities are traded over-the-counter, the highest average of bid and ask price for such securities over the 90-trading day period immediately prior to the day Holder delivers its Election to the Company, in each case of (i) and (ii), above, if the Warrant Shares are convertible into such listed or over-the-counter traded securities other than on a one-to-one basis, multiplied by the ratio at which one Warrant Share converts into such other security. If the Company’s securities are not listed or traded as contemplated in clauses (i) or (ii), above, the Fair Market Value of the Warrant Shares shall be the price per Warrant Share which the Company could obtain from a willing buyer of Warrant Shares sold by the Company from its authorized but unissued share capital, initially as the Board of Directors of the Company (“Board”) shall determine in its reasonable good faith judgment, subject to Holder’s valuation rights below, but in no event less than the price to which a holder of Warrant Shares would be entitled based on an enterprise valuation of the Company (including its Subsidiaries if part of a Group) as a going concern and the application of the rights, preferences and privileges of the Company’s outstanding securities as set forth in the Company’s Constitutional Documents without discount for minority, control or lack of marketability. For the avoidance of doubt, if the Board relies on an appraisal (including a “409A”-type valuation) to determine the Fair Market Value of the Warrant Shares, such determined Fair Market Value from such appraisal may not assume the automatic conversion of all convertible securities in deriving such Fair Market Value but, instead, shall be based on enterprise value and application of the rights, preferences and privileges of the Company’s outstanding securities as set forth in the Company’s Constitutional Documents as if the Company (or Group) were being sold in an Acquisition for cash to determine what dollar value each class of security would receive upon such Acquisition. If the Warrant is to be converted in connection with an Acquisition (in fact), the Fair Market Value of a Warrant Share shall be based on the enterprise value specified or implied in such Acquisition and shall be the greater of (A) the value attributable to the Warrant Shares and (B) the value attributable to the Company securities into which the Warrant Shares are (or may be) convertible (but subject to Holder’s conversion directly into such other Company securities). If Holder disagrees the Board's determination, Holder may engage an independent appraiser to determine fair market value of the Warrant Shares the foregoing basis at shared expense between the Company and Holder. If the fair market value difference between the Board's determination and the determination by Holder's appraiser is less than 30%, then the average between the two determinations shall be deemed to be the fair market value. If the difference is 30% or more, then the parties shall agree a second appraiser, with each party bearing half of the expense of such second appraiser, and the determination of such appraiser shall be deemed to be the fair market value.

(d) In the event that Holder converts this Warrant in connection with a transaction in which shares of the same class and series as the Warrant Shares are converted into another security, Holder may effect a conversion directly into such other security.

(e) Subject to Section 2 hereof, upon delivery of the duly completed and executed Election, the Company shall issue and deliver within two (2) business days to Holder or such other person as Holder may designate in writing a certificate or certificates and a certified copy of the Company’s Register of Members maintained under section 41 of the BVI Business Companies Act, 2004 (as amended) evidencing Holder’s ownership of the number of Warrant Shares so acquired upon the conversion of this Warrant. Such certificate(s) or other legal evidence shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a shareholder of the Company and a holder of record of such Warrant Shares as of the date the Election is delivered to the Company, provided, however, Holder’s admission as a shareholder shall be subject to Holder’s execution and delivery of such agreements as may be required of all shareholders or of an accession or similar agreement by which Holder agrees to be bound by such agreements. If this Warrant is converted in part, a new warrant substantially identical to this Warrant for the number of Shares not converted shall be promptly executed and delivered to Holder by the Company.

1.4 Fractional Interests. The Company shall not be required to issue fractions of Warrant Shares upon the conversion of this Warrant. If any fraction of a Warrant Share would be issuable upon the conversion of this Warrant (or any portion thereof), the Company shall purchase such fraction for an amount in cash equal to the fair market value of a Warrant Share as determined by the Board in its reasonable judgment.

1.5 Register. A register of holders (the “Register”) shall be kept by or on behalf of the Company at its registered office or at such other place as may be permitted by applicable law. There shall be entered in the Register:

(a)	the names and addresses of the person(s) for the time being entitled to be registered as Holders of this Warrant;

(b)	the number of Warrants held by every such registered holder; and

(c)	the date on which the name of every such registered holder is entered in the Register in respect of the Warrants standing to its name.

Any change in the name or address of Holder shall be notified to the Company in writing within a reasonable time after the change occurs which shall cause the Register to be altered accordingly. Holder and any person authorised by Holder shall be at liberty at all reasonable times during office hours to inspect the Register and to take copies of or extracts from it or any part of it. The Company shall be entitled to treat Holder as the absolute owner of this Warrant and accordingly shall not, except as ordered by a court of competent jurisdiction or as required by law, be bound to recognise any equitable or other claim to, or interest in, this Warrant on the part of any other person, whether or not it shall have express or other notice of that claim or interest. Holder will be recognised by the Company as entitled to this Warrant free from any equity, set off or cross claim on the part of the Company against the original or any intermediate holder of such Warrant.

1.6 Certain Definitions. For purposes of this Warrant:

“Acquisition” means, in any single transaction or series of related transactions: (i) any sale or other disposition (including exclusive license) of all or substantially all of the assets of the Company in whatever form and however consummated (including equity held directly or indirectly in a Subsidiary, (ii) any reorganization, consolidation, merger or acquisition of the Company or a Controlling interest in the Company, or (iii) any liquidation or deemed liquidation under the Company’s Constitutional Documents..

An “Affiliate” of, or person “affiliated” with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, beneficially owns or is beneficially owned, controls or is controlled by, or is under common control with, the Person specified, and any person or entity that owns or controls directly or indirectly ten percent (10%) or more of the shares of Company (for which purposes, the term “shares” shall include any security or other instrument, including convertible debt, that is convertible into or exchangeable for shares) shall be deemed to be an Affiliate of the Company.

“Constitutional Documents” means the Company’s Memorandum and Articles of Association (as amended and restated, as applicable) and any agreements between or among the Company and holders of any class or series of its shares.

“Control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect through one or more Affiliates, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership or voting of voting securities, by contract, by effective, de facto control or otherwise.

“Founder(s)” means the Person(s) who have founded and / or direct the non-BVI entities and businesses that comprise the operations of the Group.

“Fully-Diluted” in relation to the Company’s share equity means its outstanding and issuable securities, treating all options (issued or reserved for issuance, such as under an employee share scheme) and all warrants, convertible securities, convertible debt and other derivative instruments and rights on an as-exercised and as-converted into shares basis.

“Group” means the Company, together with its direct and indirect subsidiaries and Affiliates, that comprise the business enterprise in which the Company is the beneficial owner, by actual share ownership, contract or otherwise.

“Liquidity Event” means a transaction in which any holders of equity in the Group and/or Local Management of the Group (whether the corporate vehicle for such holders now exists or exists in the future) would be reasonably expected to substantially achieve a financial exit or return from their investments in the Group, such as a public offering or listing or quotation of the Company’s shares on a Trading Market, an Acquisition, a change of Control or any transaction or event with similar effect to any of the foregoing, and the term “Liquidity Vehicle” means the entity through which a Liquidity Event is to be ultimately consummated.

“Local Management” means the Founder(s) and/or management of the Group operating entities and would typically, but not exclusively, be the Persons who founded and / or managed the Group operating entities prior to investor participation through the funding of the Company.

“Localization Transaction” has the meaning set forth in Section 1.8.

“Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or comparable reporting requirements of the exchange or in the jurisdiction in which the Company’s securities are listed or traded, and is then current in its filing of all required reports and other information thereunder; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded on a Trading Market, (iii) Holder would be able to publicly re-sell, within thirty (30) calendar days following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition, and (iv) Holder is not subject to any lock-up or similar restriction (whether contractual or regulatory).

“Person” or “person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity of any kind.

1.6 Automatic Conversion upon Expiration. Upon the Expiration Date, this Warrant shall automatically be deemed on and as of such date to be Exchanged pursuant to Section 1.3 as to all Warrant Shares (or such other securities) for which this Warrant has become convertible and for which it shall not previously have been converted for Warrant Shares (or if not then outstanding, into such other class and series of securities into which the Warrant Shares is then convertible), and the Company shall promptly deliver a certificate and a certified copy of the register of members of the Company maintained under section 41 of the BVI Business Companies Act, 2004 (as amended) or other legal evidence of ownership of such other securities issued upon such Exchange to Holder.

1.7 Treatment of Warrant Upon Acquisition of Company. Without prejudice to Holder’s right to convert this Warrant at any time at its option, upon the closing of any Acquisition in which the sole consideration is cash or Marketable Securities or a combination of the foregoing, Holder shall (at its sole option) either (i) convert this Warrant, and such conversion will be deemed effective immediately prior to the consummation of such Acquisition or (ii) if Holder elects not to convert this Warrant, this Warrant will expire upon the consummation of such Acquisition. The Company shall provide reasonable advance notice of an Acquisition and in no event shall such advance notice be less than ten (10) Business Days. In all other Acquisitions (including without limitation, where the consideration is part cash and part other consideration that is not (all) Marketable Securities), the surviving entity shall (unless Holder elects to convert this Warrant), as a condition to such Acquisition, assume the obligations of the Company under this Warrant mutatis mutandis and to the extent applicable, in which case this Warrant shall be exercisable for the same securities as would be deliverable for the Warrant Shares issuable upon Exchange of the unexchanged portion of this Warrant as if such Warrant Shares were issued shares on the record date for the Acquisition (and the Warrant Price and/or number of Warrant Shares shall be adjusted accordingly).

1.8 Conditional Repurchase Obligation Upon Reorganization of Off-Shore Holding Company Structure.

(a) The Company acknowledges that as of the Issue Date, the Company is the penultimate holding company in a multi-entity group, some of the operating entities of which are entities formed under the laws of jurisdictions other than the British Virgin Islands, including the PRC, and the group has been structured so that as of the Issue Date the Company is anticipated to be the corporate vehicle in which a Liquidity Event will be effected for the benefit of the Group’s beneficial owners. Without limiting the adjustments that may be required under Section 4, if: (i) the Group should be reorganized (whether in anticipation of a Liquidity Event or otherwise) such that after such reorganization a Group entity other than the Company will be the vehicle in which such Liquidity Event is to be consummated (any such Group reorganization transaction, including a so-called “de-VIE” transaction in respect of a PRC localization, a “Localization Transaction”), and (ii) in connection with a Localization Transaction (A) for any reason (other than the laws of its own jurisdiction of domicile) Holder is unable to receive and hold its pro rata ownership in the new Liquidity Vehicle (or receive consideration, if the Localization Transaction is consummated directly or indirectly in connection with a Liquidity Event) due to a legal or regulatory impediment (such as, for example only in the case of the PRC, restrictions on non-PRC Person ownership of a warrant or equity in any new PRC Liquidity Vehicle), then, without limiting Holder’s right to transfer this Warrant to or receive an equivalent warrant in such surviving PRC entity in the name of a Holder-designated PRC Person that may lawfully hold such new warrant without such regulatory impediment, or (B) Holder is not provided the opportunity to exchange this Warrant for a warrant or equivalent equity in the new Liquidity Vehicle, then, as a joint and several obligation, the Company, the Borrower under the Loan Agreement (whether or not the Loan Agreement is then in effect) and/or the new Liquidity Vehicle shall, upon initial closing of such Localization Transaction, purchase this Warrant for the amount that Holder would receive on an as-converted into Warrant Shares basis, applying the liquidation preferences and adjustments as would reasonably apply assuming a liquidation of the Company under the Company’s Constitutional Documents, with the value to be assumed for purposes of determining the amount attributable to the Warrant Shares being the Enterprise Valuation (such purchase amount, the “Warrant Purchase Price” and such term as defined below).

(b) The Warrant Purchase Price determined in accordance with this Section shall be paid in cash in full upon the initial closing of the Localization Transaction and shall not be subject to any post-Localization Transaction closing contingencies or adjustments, including without limitation, earn-out or escrowed consideration.

(c) The term “Enterprise Valuation” means the fair market value of the Group at the time of a Localization Transaction, which shall be mutually agreed between Holder and the Company and which may be inferred from the implied valuation in connection with any then recent arm’s length Group equity or convertible debt financing, the valuation used for purposes of new proposed investment in the Group, as anticipated to be localized, any then recent and comprehensive (from a Group perspective) independent professional valuation report or, failing agreement between the Company and Holder as to the fair market value of the Group, by independent appraisal as contemplated in Section 1.3(c).

Section 2. Exchange and Transfer of Warrant.

(a) This Warrant may be transferred, in whole or in part, without restriction, subject only to (i) Holder’s compliance with applicable securities laws (which, in the case of Affiliates, shall be deemed satisfied by Holder (and transferee) certification of Affiliate status), and (ii) the transferee holder of the new Warrant assuming the obligations of Holder set forth in this Warrant. A transfer may be registered with the Company by submission to it of the annexed Assignment Form attached hereto as Exhibit B duly completed and executed. After the Company’s registration of a transfer of this Warrant, the Company will issue and deliver to the transferee a new warrant (representing the portion of this Warrant so transferred) upon the same terms and conditions as this Warrant and in substantially identical form, which the Company will register in the new holder’s name. In the event of registration of a partial transfer of this Warrant, the Company shall concurrently issue and deliver to the transferring holder a new warrant that entitles the transferring holder to the balance of this Warrant not so transferred and that otherwise is upon the same terms and conditions as this Warrant. Upon the delivery of this Warrant for transfer, the transferee holder shall for all purposes become Holder of the new warrant issued for the portion of this Warrant so transferred, irrespective of the date of actual delivery of the new warrant representing the portion of this Warrant so transferred.

(b) In the event of the loss, theft or destruction of this Warrant, the Company shall execute and deliver an identical new warrant to Holder in substitution therefor upon the Company's receipt of (i) evidence reasonably satisfactory to the Company of such event, and (ii) if requested by the Company, an indemnity agreement in reasonable and customary form.

(c) The Company shall pay its own and all Holder’s reasonable costs and expenses incurred in connection with the conversion, transfer replacement or enforcement of this Warrant, including, without limitation, securities compliance, attorneys’ fees and costs, the costs of preparation, execution and delivery of a new warrant and of certificates or other legal evidence of all Warrant Shares.

Section 3. Certain Covenants.

(a) The Company shall ensure that any approval of its Board and shareholders required for issuance of this Warrant and of the Warrant Shares issuable upon conversion hereof (which shall, for the avoidance of doubt, include any securities into which Warrant Shares are or become convertible) remains in full force and effect until the earlier of conversion or the Expiration Date.

(b) The Company will not, by amendment of its Constitutional Documents or through reorganization, consolidation, merger, amalgamation, sale of assets or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the foregoing, the Company will from time to time take all such action as may be necessary or appropriate in order that the Company may validly and legally issue Warrant Shares upon the conversion of this Warrant.

(c) The Company shall not treat the Warrant or the Warrant Shares as being granted or issued as property transferred in connection with the performance of services or otherwise as compensation for services rendered.

(d) The Company shall not characterize the Warrant as an ownership interest in the Company or Holder as a shareholder of the Company until such time as Holder converts the Warrant for Warrant Shares and is entered as a shareholder of the Company’s register of members.

(e) The Company shall ensure and shall procure that at all times this Warrant is in effect, Holder shall have the benefits accorded “Investors” under any registration rights agreement between the Company and such investors and shall not consent to any amendment of such registration rights agreement that would have the effect of treating Holder differently than or depriving Holder of benefits that are accorded Investors under such registration rights agreement.

Section 4. Adjustments to Number of Warrant Shares, Etc.

4.1 Adjustments. In order to prevent dilution of the rights granted hereunder, the Number of Shares and Exchange Price shall be subject to adjustment from time to time in accordance with this Section 4. Upon each adjustment of the Exchange Price pursuant to this Section 4, Holder shall thereafter be entitled to acquire upon conversion, at the Exchange Price resulting from such adjustment, the number of Warrant Shares obtainable by multiplying the Exchange Price in effect immediately prior to such adjustment by the number of Warrant Shares acquirable immediately prior to such adjustment and dividing the product thereof by the new Exchange Price resulting from such adjustment.

4.2 Subdivisions, Combinations and Stock Dividends. If the Company shall at any time subdivide by split-up or otherwise, the class and series of Company securities into which the Warrant could then be converted into a greater number of shares, or issue additional securities as a dividend, bonus issue or otherwise with respect to such securities into which the Warrant could be converted, then the Exchange Price in effect immediately prior to such subdivision or share dividend or bonus issue shall be proportionately reduced and the number of shares acquirable upon exchange hereunder shall be proportionately increased. Conversely, if the class and series of Company securities into which the Warrant could then be converted are combined into a smaller number of shares, the Exchange Price in effect immediately prior to such combination shall be proportionately increased.

4.3 Reclassification, Exchange, Substitutions, Etc. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exchange or exercise of this Warrant, Holder shall be entitled to receive, upon conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Warrant Shares if this Warrant had been converted immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Warrant Shares to Ordinary Shares pursuant to the Company’s Constitutional Documents upon the closing of a public offering of the Company's Ordinary Shares. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exchange or exercise of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exchange or exercise of this Warrant. The amendment to this Warrant shall provide for adjustments (as determined in good faith by the Company’s Board) which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exchange of the new Warrant. The provisions of Sections 4.2 and 4.3 shall similarly apply to successive subdivisions, combinations, Share dividends, distributions, reclassifications, exchanges, substitutions, and dilutive events.

4.4 Notices of Record Date, Etc. In the event that the Company shall:

(1) declare or propose to declare any dividend upon Company securities, whether payable in cash, property, shares or other securities and whether or not a regular cash dividend, or

(2) offer for sale any additional shares of any class or series of the Company’s stock or securities exchangeable for or convertible into such stock in any transaction that would give rise (regardless of waivers thereof) to pre-emptive rights of any class or series of shareholders, or

(3) effect or approve any reclassification, exchange, substitution or recapitalization of the share capital of the Company, including any subdivision or combination of its issued shares, or consolidation, amalgamation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or to liquidate, dissolve or wind up (including an assignment for the benefit of creditors), or

(4) offer holders of registration rights the opportunity to participate in any public offering of the Company’s securities, or receive a notice or demand for redemption of Company securities, or

(5) offer shareholders the opportunity to participate in any public offering of the Company’s securities,

then, in connection with such event, the Company shall give to Holder:

(i) at least ten (10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such a distribution or offer in respect of the matters referred to in (1) or (2) above, or for determining rights to vote in respect of the matters referred to in (3) above; and

(ii) in the case of the matters referred to in (4) and (5) above, the greater of (A) ten (10) days prior written notice of the date when the same shall take place and (B) the date that notice is or is required to be given to any shareholder.

Such notice in accordance with the foregoing clause (1) shall also specify, in the case of any such distribution, the date on which Holders of Company securities shall be entitled thereto and the terms of such distribution, and such notice in accordance with clause (2) shall also specify the date on which Holders of Company securities shall be entitled to convert their stock for securities or other property deliverable upon such reorganization, reclassification, exchange, substitution, consolidation, merger or sale, as the case may be, and the terms of such exchange. Each such written notice shall be given by first class mail, postage prepaid, addressed to Holder of this Warrant at the address of Holder.

4.5 Equitable Adjustments by Board. If any event occurs as to which the provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the rights of Holder in accordance with the essential intent and principles of such provisions, then the Board shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights.

4.6 Officer’s Statement as to Adjustments. Whenever the Number of Shares subject to this Warrant is required to be or is adjusted as provided in Section 4, the Company shall forthwith file at the office designated for the conversion of this Warrant a statement, signed by the chief financial officer of the Company, showing in reasonable detail the facts requiring such adjustment and the number of issuable Warrant Shares that will be effective after such adjustment. If such notice relates to an adjustment resulting from an event referred to in Section 4.3, such notice shall be included as part of the notice required to be mailed or published under the provisions of Section 4.4.

4.7 Issue of Securities other than Warrant Shares. In the event that at any time, as a result of any adjustment made pursuant to Section 4, Holder thereafter shall become entitled to receive any securities of the Company, other than Warrant Shares, thereafter the number of such other securities so receivable upon conversion of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares within this Section 4.

Section 5. Rights of the Warrant Holder.

This Warrant shall entitle Holder, upon Conversion, to the benefit of all rights as are applicable to any shareholder of the Company holding shares that are the same class and series as the Warrant Shares.

Section 6. Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and covenants with, Holder that:

6.1  Corporate Power; Authorization. The Company has all requisite corporate power and has taken all requisite corporate action to execute and deliver this Warrant, to issue the Warrant and Warrant Shares and to carry out and perform all of its obligations hereunder. This Warrant has been duly authorized, executed and delivered on behalf of the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally. Any person executing this Warrant on behalf of the Company is a duly authorized officer of the Company with all necessary legal authority to bind the Company generally and with the specific legal authority to cause the Company to execute and deliver this Warrant.

6.2 Validity of Securities. This Warrant, when sold by the Company against the consideration therefor as provided herein, will be validly authorized, issued and fully paid. The issuance and delivery of the Warrant is not subject to any consent, approval, pre-emptive or any similar rights of the shareholders of the Company (which has not been duly secured or waived), including without limitation any pre-emptive rights, rights of first refusal or any liens or encumbrances except for restrictions on transfer provided for herein or under applicable securities laws; and when and if Warrant Shares are issued upon conversion and in accordance with the terms hereof and this Warrant is converted for such Warrant Shares, such shares will be, at each such issuance, validly issued Warrant Shares in the Company’s capital, in compliance with all applicable securities laws and free of any liens or encumbrances except for restrictions on transfer provided for herein, in the Constitutional Documents or under such applicable securities laws.

6.3 Capitalization. At the Issue Date, the authorized share capital of the Company is as set forth in the Company’s current public filings with the U.S. Securities and Exchange Commission (“SEC Filings”). There are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares in the Company's capital or other securities that are not disclosed in the SEC Filings. If at any time while this Warrant is in effect the Company ceases to be current in its reporting under the U.S. Exchange Act of 1934, the Company shall provide Holder a detailed capitalization table reflecting its Fully-Diluted equity.

6.4 No Conflict. The execution and delivery of this Warrant do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Company’s Constitutional Documents, as amended, or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, the effect of which would have a material adverse effect on the Company or materially impair or restrict its power to perform its obligations as contemplated hereby.

6.5 Governmental and other Consents. As at the Issue Date, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other person or entity is required on the part of the Company in connection with the issuance, sale and delivery of the Warrant and the Warrant Shares, except such filings as shall have been made prior to and shall be effective on and as of the date hereof. All Company and shareholder consents required in connection with issuance of the Warrant and Warrant Shares have either been obtained by the Company or no such consents are required.

6.6 Exempt from Registration. As at the Issue Date, assuming the accuracy of the representations and warranties of Holder in Section 7 hereof, the offer, sale and issuance of the Warrant and the Warrant Shares will be exempt from any registration requirements under British Virgin Islands law.

Section 7. Representations and Warranties of Holder. Holder hereby represents and warrants to the Company as of the Issue Date as follows:

7.1 Investment Experience. Holder is an “accredited investor” within the meaning of Rule 501 under the Securities Act of the United States of America, and was not organized for the specific purpose of acquiring the Securities. Holder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Holder has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Warrant and the Warrant Shares.

7.2 Investment Intent. Holder is purchasing the Warrant for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act. Holder understands that the Warrant has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein.

7.3 Authorization. Holder has all requisite power and has taken all requisite action required of it to carry out and perform all of its obligations hereunder. The execution and delivery of this Warrant has been duly authorized, executed and delivered on behalf of Holder and constitutes the valid and binding agreement of Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally. The consummation of the transactions contemplated herein and the fulfillment of the terms herein will not result in a breach of any of the terms or provisions of Holder’s constitutional documents or instruments. Any person executing this Warrant on behalf of Holder is a duly authorized officer of Holder with all necessary legal authority to bind Holder generally and with the specific legal authority to cause Holder to execute and deliver this Warrant.

Section 8. Notices.

All notices to be given under this Warrant shall be in writing and shall be given: (i) personally, or (ii) by reputable private delivery service, (iii) by regular first-class mail, or certified mail return receipt requested, or (iv) by fax, or (v) by electronic mail. If sent by fax or electronic mail, such notice shall also be sent concurrently by one of the other methods provided herein. Notices may be sent to the parties in accordance with their contact details specified below or to any other address, fax number or electronic mail address later designated in writing by a party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid, or upon receipt during the Business Day where received in the case of notices sent by fax or electronic mail, but subject to reasonably concurrent transmission by another method, as specified above. The addresses for such communications shall be:

if to Holder, at

Partners for Growth V, L.P.

1660 Tiburon Blvd.

Tiburon, California 94920

Attention: Chief Financial Officer

Fax: (415) 781-0510

Email: Notices@pfgrowth.com

with a copy (not constituting notice) to

Tanner De Witt Solicitors

Attn: Jan Willem Möller / Eddie Look

17th Floor, Tower One, Lippo Centre

89 Queensway, Hong Kong

Fax: +852 2802 3553

Email: janmoeller@tannerdewitt.com / eddielook@tannerdewitt.com with a copy (not constituting notice) to

Greenspan Law Office

Attn: Benjamin Greenspan, Esq.

620 Laguna Road

Mill Valley, CA 94941

Fax: (415) 738-5371

Email: ben@greenspan-law.com

with the original of this Warrant and any replacement, restatement or reissue of this Warrant to be delivered to:

Robert W. Baird & Co., Inc.

Two Belvedere Place, Ste. 330

Mill Valley, CA 94941

ATTN: Nicolle Hudachek

Phone # 415-627-3208

Email: NHudachek@rwbaird.com

or if to the Company, at

Borqs International Holding Corp.
Tower A, Building B23
Universal Business Park
No. 10 Jiuxiangqiao Road
Chaoyang District, Beijing 100015, China
Attn: Pat Chan, CEO
Facsimile No.: 86-10-5975-6363
Telephone No: 86-10-5975-6336
Email: pat.chan@borqs.com

with a copy to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, NY 10105, U.S.A.

Attn: Jessica Yuan

Phone: 212-370-1300

Fax: 212-370-7889

Email: jyuan@epsllp.com

Each party hereto may from time to time change its address for notices under this Section 9 by giving at least 10 calendar days' notice of such changes address to the other party hereto.

Section 10. Amendments and Waivers.

This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

Section 11. Applicable Law; Severability.

This Warrant shall be governed by laws of the British Virgin Islands and for the benefit of Holder, the Company agrees that the courts of the British Virgin Islands have jurisdiction to hear and determine any action, suit or proceeding, and settle any disputes, in connection with this Warrant and accordingly submits to the jurisdiction of the British Virgin Islands courts. The Company waives any objection which it may have to the British Virgin Islands courts on the grounds of inconvenient forum or otherwise as regards proceedings in connection with this Warrant, agrees not to argue before any court or tribunal that such courts are an inappropriate or inconvenient forum and agrees that a judgment or order of the British Virgin Islands courts in connection with this Warrant is conclusive and binding on it and may be enforced in the courts of any other jurisdiction. If any one or more of the provisions contained in this Warrant, or any application of any provision thereof, shall be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications of any provision thereof shall not in any way be affected or impaired thereby.

Section 12. Specific Performance.

Without prejudice to any other rights or remedies that Holder may have, the Company acknowledges and agrees that damages alone would not be an adequate remedy for any breach of the terms of this Warrant by the Company. Accordingly, Holder shall be entitled, to the remedies of injunction, specific performance or other equitable relief for any actual breach of the terms of this Warrant.

Section 13. Construction.

Section headings are only used in this Agreement for convenience. The Company and Holder each acknowledge that the headings may not describe completely the subject matter of the applicable Section, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against either party under any rule of construction or otherwise.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on the day and year first above written.

COMPANY:	ACKNOWLEDGED AND AGREED:

HOLDER:

BORQS TECHNOLOGIES, INC.	PARTNERS FOR GROWTH V, L.P.

By:	By:

Name:	Name:

Title:	Title:

PFG5 – BORQS TECHNOLOGIES, INC. Prepayment Warrant Signature Page

Exhibit A

To: BORQS TECHNOLOGIES, INC.

ELECTION TO EXCHANGE OR EXERCISE

The undersigned hereby exercises its right to Exchange its Warrant for _________________ fully paid, validly issued and nonassessable:

☐Ordinary Shares

The undersigned hereby exercises its right to Exercise its Warrant for _________________ fully paid, validly issued and nonassessable:

☐Ordinary Shares

[check one box]

covered by the attached Warrant in accordance with the terms thereof.

and requests that certificates or other legal evidence of ownership of such Shares be issued in the name of, and delivered to:

______________________

______________________

______________________

Date:	[Holder]

By
Name:
Title:

Exhibit B

ASSIGNMENT FORM

To: BORQS TECHNOLOGIES, INC.

The undersigned hereby assigns and transfers this Warrant to

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and postal code)

and irrevocably appoints _______________________________________ to transfer this Warrant on the books of the Company.

Date:	[HOLDER]

By:

Name:

Title: